EXHIBIT 10.2

                              AGREEMENT


     IT IS AGREED THIS 15th day of March, 2002 (effective January 15, 2002) by and between Centerpoint Corporation ("CPTX") and Bion Environmental Technologies, Inc. ("Bion") as follows:

     WHEREAS Bion has become the "parent" of CPTX; and

     WHEREAS CPTX does not have the cash or liquid assets available to pay its bills as accrued or to pay for its management expenses; and

     WHEREAS CPTX expects to accrue substantial legal, accounting and administrative expenses in order to cure its delinquencies in SEC filings, distribute securities of Bion to its shareholders, to locate and acquire new business opportunities and for on-going expenses;

     AND WHEREAS Bion is willing to provide CPTX with management services, office space and funds to carry out the tasks set forth above in the terms and conditions set forth herein;

     NOW THEREFORE, IN CONSIDERATION OF the mutual promises and performances set forth herein:

     1.)  Bion shall provide CPTX with the management services of David
          J. Mitchell as its CEO/President and director (currently sole director) and David Fuller as Secretary and Principal
          Accounting Officer together with their support staff, on an as needed basis, plus office space at its 18 East 50th
          Street, Tenth Floor, New York, NY offices.

     2.) Such management services shall be focused on a.) the "clean-up"/"catch-up" needed to get CPTX current in its SEC filings and such filings as are needed on an on-going basis; b.) such actions as are necessary to distribute all or a substantial portion of the Bion common stock owned by CPTX to CPTX's shareholders; and c.) location and acquisition of assets and/or business opportunities for CPTX to pursue in the future.

     3.) a.) Bion shall receive the sum of $12,000/month compensation for such management services, support staff and office space; and b.) Bion shall advance to CPTX such sums as are needed to carry-out the tasks set forth at paragraph 2 above through March 15, 2002, provided, however, Bion shall have no obligation to make any advances in excess of $500,000, in aggregate (including the items at paragraph 3a above).

     4.) All sums due Bion from CPTX shall be evidenced by a convertible revolving promissory note in the form attached hereto as Exhibit A.




     5.) As additional consideration, Bion shall receive a warrant to purchase 1,000,000 shares of CPTX common stock at $3.00 per share until March 14, 2007 in the form attached hereto as Exhibit B.

                                  Centerpoint Corporation


                                  By: /s/ David J. Mitchell
                                      David J. Mitchell, CEO/President


                                  Bion Environmental Technologies, Inc.


                                  By: /s/ David J. Mitchell
                                      David J. Mitchell, CEO/President